UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011 (June 13, 2011)

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4909 SE International Way, Portland, Oregon 97222

(Address of principal executive offices) (Zip Code)

503-653-8881

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 13, 2011, Blount International, Inc. (“Blount” or “the Corporation”) entered into the Fourth Amended and Restated Credit Agreement (“the Credit Agreement”) of its Senior Credit Facility by and among the Corporation’s wholly-owned subsidiary, Blount, Inc., and certain indirect subsidiaries as Borrowers; the Corporation and certain other indirect subsidiaries as Credit Parties; the Lenders signatory thereto, with General Electric Capital Corporation as Administrative Agent and Lender; GE Capital Markets, Inc., as Sole Bookrunner and, along with Merrill Lynch, Pierce, Fenner & Smith, as Joint Lead Arranger.

The primary terms include an increase in the revolving credit facility from $75 million to $400 million, an increase in the Term A facility from $75 million to $300 million, a decrease in the variable interest rate on borrowings under the Credit Agreement and an extension of the applicable maturity dates for both the Term A and the revolving credit facilities to August 2016 from August 2015.

The Corporation intends to repay the approximately $273 million outstanding loan under the existing Term B facility in August 2011, using proceeds from the new and amended Term A and revolving credit facilities. The variable interest rate on borrowings under the Term A and revolving credit facilities will be LIBOR plus 2.50%, effective in August 2011 at the time of the Term B repayment.

The Corporation and all of its domestic subsidiaries other than Blount, Inc. guarantee Blount, Inc.’s obligations under the Senior Credit Facility. The obligations under the Senior Credit Facility are collateralized by a first priority security interest in substantially all of the assets of Blount, Inc. and its domestic subsidiaries, as well as a pledge of all of Blount, Inc.’s capital stock held by the Corporation and all of the stock of domestic subsidiaries held by Blount, Inc. Blount, Inc. has also pledged 65% of the stock of its directly-held non-domestic subsidiaries as additional collateral.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which the Corporation intends to file with the Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

The Corporation is furnishing herewith its press release dated June 13, 2011, announcing the Amendment and Restatement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1       Press release dated June 13, 2011 issued by Blount International, Inc.

3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.

Dated: June 16, 2011	By:	/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President, General Counsel & Secretary